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EXHIBIT 10.3

                                  AMENDMENT TO
                               CLOSING CERTIFICATE
                                       FOR
                            FLEXXTECH CORPORATION AND
                    W3M, INC. (DBA PARADIGM CABLING SYSTEMS)

Pursuant to the Stock Purchase Agreement between Flexxtech Corporation, the Buyer, and the Sellers, W3M, Inc. (dba Paradigm Cabling Systems), Michael Cummings and Ashford Capital, dated August 20, 2002, and the Closing Certificate dated September 13, 2002, this Amendment changes the closing date of the Transaction to October 1, 2002 instead of the closing of the transaction upon the completion of audited financial statements. The Company will continue to prepare audited statements for the last two years.

The Seller shall deliver all necessary documents, including stock certificates to the buyer. The Buyer shall deliver all necessary documents including an agreement to deliver upon shareholder approval the Class A Preferred shares no later than November 1, 2002. Should the shareholders not approve the Preferred shares, the Buyer shall deliver common shares of the Buyer.

This Amended Closing Certificate is accepted and agreed to as of today, 1st day of October 2002, by the parties signing below.

SELLING SHAREHOLDERS

MICHAEL CUMMINGS, AN INDIVIDUAL

/S/ MICHAEL CUMMINGS
------------------------------
By: Michael Cummings
Shareholder, an individual


ASHFORD CAPITAL, LLC

/S/ WALTER WRIGHT
------------------------------
By:  Walter Wright, Manager
Shareholder and Manager


W3M,INC. (DBA PARADIGM CABLING SYSTEMS)

/S/ MICHAEL CUMMINGS
------------------------------
By:  Michael Cummings
President, Director and Shareholder


PURCHASER

FLEXXTECH CORPORATION


/S/ GREG MARDOCK
------------------------------
By:  Greg Mardock
Its President